Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference and use of our reports dated March 31, 2016, on the financial statements and financial highlights of American Beacon Acadian Emerging Markets Managed Volatility Fund, American Beacon Crescent Short Duration High Income Fund, American Beacon Global Evolution Frontier Markets Income Fund, American Beacon Grosvenor Long/Short Fund, and American Beacon SGA Global Growth Fund as of and for the periods ended January 31, 2016, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 259 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young, LLP

Dallas, Texas

May 24, 2016